As filed with the Securities and Exchange Commission on December 22, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Kelly Strategic ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

7887 East Belleview Ave., Suite 1100
Denver, Colorado 80111
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Kelly E-Commerce & Logistics Sector ETF	NYSE Arca, Inc.
Kelly Fintech & Digital Payments Sector ETF	NYSE Arca, Inc.
Kelly Internet of Things Technology ETF	NYSE Arca, Inc.
Kelly Hotel & Lodging Sector ETF	NYSE Arca, Inc.
Kelly Residential & Apartment Real Estate ETF	NYSE Arca, Inc.
Kelly Technology & E-Commerce Real Estate ETF	NYSE Arca, Inc.
Kelly CRISPR & Gene Editing Technology ETF	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-258490

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-258490 and 811-23723), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-21-008174) on November 22, 2021 which is incorporated herein by reference.

The Trust currently consists of 7 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Kelly E-Commerce & Logistics Sector ETF	87-2221141
Kelly Fintech & Digital Payments Sector ETF	87-2245048
Kelly Internet of Things Technology ETF	87-2284059
Kelly Hotel & Lodging Sector ETF	87-2264032
Kelly Residential & Apartment Real Estate ETF	87-2313471
Kelly Technology & E-Commerce Real Estate ETF	87-2333264
Kelly CRISPR & Gene Editing Technology ETF	87-2208776

Item 2.    Exhibits

A.	Certificate of Trust was previously filed and is herein incorporated by reference from the Registration Statement on Form N-1A filed with the SEC on August 5, 2021.

B.	Amended and Restated Declaration of Trust was previously filed and is herein incorporated by reference from the Registration Statement on Form N-1A filed with the SEC on October 15, 2021.

C.	Bylaws were previously filed and are herein incorporated by reference from the Registration Statement on Form N-1A filed with the SEC on August 5, 2021.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Kelly Strategic ETF Trust

December 22, 2021

/s/ Kevin Kelly
Kevin Kelly President